Exhibit 21.1
Glimcher Realty Trust (“GRT”) has the following subsidiaries and interests:

1.	Glimcher Properties Corporation, a Delaware corporation (100% shareholder);
2.	Glimcher Properties, LP, a Delaware limited partnership (approximately 96% limited partnership interest);
3.	Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);
4.	Glimcher Dayton Mall, Inc., a Delaware corporation (100% shareholder);
5.	Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);
6.	Glimcher Tampa, Inc., a Delaware corporation (100% shareholder);
7.	Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);
8.	Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);
9.	Glimcher PTC, Inc., a Delaware corporation (100% shareholder);
10.	Glimcher Loyal Plaza, Inc., a Delaware corporation (100% shareholder); and
11.	Glimcher Loyal Plaza Tenant, Inc., a Delaware corporation (100% shareholder).

Glimcher Properties Corporation has the following subsidiaries:

1.	Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder); and
2.	Glimcher Morgantown Mall, Inc, a Delaware corporation (100% shareholder).

Glimcher Properties Limited Partnership has the following subsidiaries and interests:

1.	Grand Central Limited Partnership, a Delaware limited partnership (99% limited partnership interest);
2.	Glimcher University Mall, LP, a Delaware limited partnership (99% limited partnership interest);
3.	Morgantown Mall Associates, LP, an Ohio limited partnership (99% limited partnership interest);
4.	Johnson City Venture, LLC, a Delaware limited liability company (99% member interest);
5.	Dayton Mall Venture, LLC, a Delaware limited liability company (99% member interest);
6.	Colonial Park Mall, LP, a Delaware limited partnership (99.5% limited partnership interest);
7.	Catalina Partners, LP, a Delaware limited partnership (99% limited partnership interest owned by Colonial Park Mall, LP);
8.	Glimcher Development Corporation, a Delaware corporation (100% shareholder);
9.	Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);
10.	Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);
11.	Glimcher SuperMall Venture, LLC, a Delaware limited liability company (99% member interest);
12.	Polaris Center, LLC, a Delaware limited liability company (99% member interest);
13.	JG Elizabeth, LLC, a Delaware limited liability company (100% member interest);
14.	Polaris Mall, LLC, a Delaware limited liability company (100% member interest);
15.	PFP Columbus, LLC, a Delaware limited liability company (100% member interest owned by Polaris Mall LLC);
16.	Loyal Plaza Venture, LP, a Delaware limited partnership (99% limited partnership interest);
17.	Glimcher Loyal Plaza Tenant, LP, a Delaware limited partnership (99% limited partnership interest);
18.	Jersey Gardens Center, LLC, a Delaware limited liability company (100% member interest);
19.	RVM Glimcher, LLC, a Delaware limited liability company (100% member interest);
20.	Glimcher Ashland Venture, LLC, a Delaware limited liability company (100% member interest);
21.	Fairfield Village, LLC, a Delaware limited liability company (100% member interest);
22.	Glimcher JG Urban Renewal, Inc., a New Jersey corporation (100% shareholder);
23.	N.J. Metromall Urban Renewal, Inc., a New Jersey corporation (100% shareholder);
24.	LC Portland, LLC, a Delaware limited liability company (100% member interest);
25.	GB Northtown, LLC, a Delaware limited liability company (100% member interest);
26.	Glimcher WestShore, LLC, a Delaware limited liability company (100% member interest);
27.	MFC Beavercreek, LLC, a Delaware limited liability company (100% member interest);
28.	EM Columbus, LLC, a Delaware limited liability company (100% member interest);
29.	Mainstreet Maintenance, LLC, an Ohio limited liability company (100% member interest);
30.	Ohio Retail Security, LLC, an Ohio limited liability company (100% member interest);
31.	Glimcher Polaris, LLC, a Delaware limited liability company (100% member interest);
32.	OG Retail Holding Co., LLC, a Delaware limited liability company (52% member interest-unconsolidated joint venture subsidiary);
33.	Puente Hills Mall REIT, LLC, a Delaware limited liability company (100% Class A membership interests held by OG Retail Holding Co., LLC);
34.	Puente Hills Mall, LLC, a Delaware limited liability company (100% member interest held by Puente Hills Mall REIT, LLC);
35.	Tulsa Promenade, LLC, a Delaware limited liability company (100% member interest held by Tulsa Promenade REIT, LLC);
36.	Tulsa Promenade REIT, LLC, a Delaware liability company (100% Class A membership interests held by OG Retail Holding Co., LLC);
37.	GPLP Surprise Venture, LLC, a Delaware liability company (100% member interest);

38.	Surprise Peripheral Venture, LLC, an Arizona limited liability company (50% member interest held by GPLP Surprise Venture, LLC);
39.	WTM Glimcher, LLC, a Delaware liability company (100% member interest held by Weberstown Mall, LLC);
40.	Glimcher Surprise, LLC, a Delaware liability company (100% membership interest);
41.	Polaris Lifestyle Center, LLC, a Delaware liability company (100% member interest);
42.	Glimcher Kierland Crossing, LLC, a Delaware liability company (100% member interest);
43.	Kierland Crossing, LLC, a Delaware liability company (50% member interest held by Glimcher Kierland Crossing, LLC);
44.	EM Columbus II, LLC, a Delaware limited liability company (100% member interest); and
45.	RV Boulevard Holdings, LLC, a Delaware limited liability company (100% member interest);
46.	EM Columbus III, LLC, a Delaware limited liability company (100% member interest);
47.	Glimcher Merritt Square, LLC, a Delaware limited liability company (100% member);
48.	Glimcher MS, LLC, a Delaware limited liability company (100% member);
49.	Glimcher Vero, LLC, a Delaware limited liability company (100% member);
50.	Vero Beach Fountains, LLC, a Delaware limited liability company (50% member interest held by Glimcher Vero, LLC);
51.	Morgantown Commons, LP, a Ohio limited partnership (99% limited partnership interest);
52.	Glimcher Panama City, LLC, a Delaware limited liability company (100% member interest);
53.	PPN Panama City, LLC, a Delaware limited liability company (55% member interest held by Glimcher Panama City, LLC);
54.	Panama City Beach Venture, LLC, a Delaware limited liability company (50% member interest held by PPN Panama City, LLC);
55.	GRT WSP-LC Holdings, LLC, a Delaware limited liability company (100% member);
56.	PTC Columbus, LLC, a Delaware limited liability company (100% member interest held by Polaris Center, LLC);
57.	Glimcher MJC, LLC, a Delaware limited liability company (100% member interest held by Johnson City Venture, LLC);
58.	Grand Central Parkersburg, LLC, a Delaware limited liability company (100% member interest held by Grand Central Limited Partnership);
59.	SDQ Fee Holdings, LLC, a Delaware limited liability company (100% member interest);
60.	SDQ Fee, LLC, a Delaware limited liability company (100% member interest held by SDQ Fee Holdings, LLC);
61.	SDQ III Fee, LLC, a Delaware limited liability company (100% member interest); and
62.	GRT Pearlridge, LLC, a Delaware limited liability company (100% member interest).

Glimcher Development Corporation has the following subsidiaries and interests:

1.	Ohio Entertainment Corporation, a Delaware corporation (100% shareholder);
2.	Mason Park Center, Inc., a Delaware corporation (100% shareholder);
3.	Mason Park Center, LLC, a Delaware limited liability company (99% member interest):
4.	GDC Retail, Inc., a Delaware corporation (100% shareholder);
5.	GDC Retail, LLC, a Delaware limited liability company (99% member interest);
6.	SR 741, Inc., a Delaware corporation (100% shareholder);
7.	SR 741, LLC, a Delaware limited liability company (99% member interest);
8.	California Retail Security, Inc., an Ohio corporation (100% shareholder); and
9.	Blue Forum Jet, LLC, a Delaware limited liability company (100% member interest).